UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2017 (March 31, 2017)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 31, 2017, DarioHealth Corp., or the Company, entered into an underwriting agreement with Aegis Capital Corp., as representative, or the Representative, of the underwriters, or the Underwriters, named therein, or the Underwriting Agreement, for a firm commitment public offering of 1,450,000 shares of common stock, or the Offering. The price to the public is $3.10 per share and aggregate gross proceeds of the Offering are approximately $4,500,000.

The shares of common stock to be issued in the Offering are being offered pursuant to a prospectus supplement dated as of March 31, 2017, which will be filed with the Securities and Exchange Commission, to the Company's shelf registration statement on Form S-3 (File No. 333-212644). In connection with the Offering, the Company agreed to issue to the Representative five-year warrants, or the Representative’s Warrants, to purchase up to 36,250 shares of common stock. The Representative’s Warrants are exercisable at an exercise price equal to $3.875 per share of common stock for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the Representative’s Warrants is available.

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The form of Representative’s Warrant is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement and Representative’s Warrants are qualified in their entirety by reference to such exhibits.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.  Other Events.

The Company’s press release containing additional details of the Offering is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Aegis Capital Corp., as representative of the several underwriters, and DarioHealth Corp.
4.1	Form of Representative’s Warrant
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.1)
99.1	Press Release dated March 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2017	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David
Title: Chief Financial Officer, Treasurer and Secretary